Exhibit 4.6

March 23, 2021

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: CF Bankshares Inc.—Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Ladies and Gentlemen:

CF Bankshares Inc., a Delaware  corporation, is today filing with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K of CF Bankshares Inc. for the fiscal year ended December 31, 2020.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, CF Bankshares Inc. hereby agrees to furnish to the SEC, upon request, copies of instruments defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to CF Bankshares Inc.’s 2020 Annual Report on Form 10-K.  None of such long-term debt exceeds 10% of the total assets of CF Bankshares Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

CF BANKSHARES INC.

/s/Timothy T. O’Dell

Timothy T. O’Dell

President and Chief Executive Officer